EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2010, relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of American River Bankshares for the year ended December 31, 2009.

/s/ PERRY-SMITH LLP

Sacramento, California
June 17, 2010

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